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                                                                  EXHIBIT 23.12

                                                                    May 6, 1998

360 Communications Company
8725 W. Higgins Road
Chicago, Illinois 60631-2702

Ladies and Gentlemen:

  We hereby consent to the reference to the opinion of our Firm in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          Lazard Freres & Co. LLC

                                                    /s/ David C. Lee
                                          By __________________________________
                                                      David C. Lee
                                                    Managing Director